UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2016

AMERICAN EDUCATION CENTER, INC.

 (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-201029 (Commission File Number)	38-3941544 (IRS Employer Identification No.)

2 Wall street 8th fl.

New York, NY, 10005

(212) 825-0437

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, Mr. Hinman Au notified American Education Center, Inc. (the "Company" or “AEC”) of his resignation from the Company as Chief Executive Officer, effective immediately. The Board of Director of the Company (the “Board”) has accepted Mr. Au’s resignation.

Following Mr. Au’s departure, the Board appointed Mr. Max P. Chen, President and sole member of the Board, as interim Chief Executive Officer effectively August 11, 2016, until such time that the Company secures the employment of a new Chief Executive Officer.

Mr. Au’s resignation is due to personal reason, and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: August 15, 2016
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	President and Director